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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-81208 on Form S-8 and No. 33-86652 on Form S-3 of The Harvey Entertainment Company of our report dated April 7, 1999, appearing in this Annual Report on Form 10-K of The Harvey Entertainment Company for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Los Angeles, California
April 9, 1999